Exhibit 23.3



                       Consent of Independent Accountants





We hereby consent to the inclusion in this Form S-4 of Newmont Mining Corporation of our report dated April 30, 2001, related to Franco-Nevada Mining Corporation Limited's consolidated financial statements for the year ended March 31, 2001. We also consent to the reference to us under the heading "Experts" in this Form S-4.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chartered Accountants

Toronto, Canada

January 22, 2004